CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the RMB Investors Trust and to the use of our report dated February 20, 2026, on the financial statements and financial highlights of the RMB Investors Trust. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR which are also incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2026